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                                   HUNTCO INC.
                     14323 SOUTH OUTER FORTY - SUITE 600N
                        TOWN & COUNTRY, MISSOURI   63017

FOR IMMEDIATE RELEASE:

HUNTCO REPORTS RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED APRIL 30, 1997. PROVIDES FORWARD-LOOKING DATA FOR FISCAL 1998. $.035 DIVIDEND DECLARED.

TOWN & COUNTRY, MISSOURI, May 22, 1997 . . . . . Huntco Inc. (NYSE:"HCO"), an
intermediate steel processor, today announced results of operations for its fourth quarter and for its fiscal year, both of which ended April 30, 1997. Net sales for the quarter were $90.8 million, an increase of 15.7% in comparison to the prior year's fourth quarter net sales of $78.4 million. Net income available for common shareholders for the quarter was $1.3 million, or $.15 per common share, which compares to $2.7 million, or $.30 per common share, in the prior year's fourth quarter.

Net sales for the year ended April 30, 1997 were $326.6 million, an increase of 23.7% in comparison to net sales for the year ended April 30, 1996 of
$264.1 million.   Net income available for common shareholders for the year
ended April 30, 1997 was $6.4 million, up from $1.1 million for the year ended April 30, 1996, while earnings per common share increased to $.72 per share, up from $.12 per share for the prior year.

The Company declared a dividend of $.035 per common share for shareholders of record on June 9, 1997, payable on June 23, 1997. The Company also declared a dividend on its preferred stock of $.22 per preferred share, or $50,000.00 in the aggregate, for its preferred shareholders of record on May 30, 1997, which dividend is payable on June 2, 1997.

The Company processed and sold 260,643 tons of steel in the quarter ended April 30, 1997, an increase of 17.4% in comparison to the quarter ended April 30, 1996. For the year ended April 30, 1997, the Company processed and sold 941,545 tons of steel, an increase of 22.0% over the level of tons processed in the prior year. Both the fourth quarter and full year tonnage amounts for 1997 established new shipment records for the Company. Included in the fourth quarter and full year tonnage amounts for fiscal 1997 were 56,087 and 181,313 tons of cold rolled steel products, respectively, which amounts represent increases over prior fourth quarter and full year cold rolled shipments of 33.3% and 98.4%, respectively. Approximately 22.2% of the tons processed in the fourth quarter and for the year ended April 30, 1997 represented customer-owned material processed on a per ton, fee basis.

Gross profit, expressed as a percentage of net sales, averaged 9.0% during the
fourth quarter and 9.8% for the year ended April 30, 1997.   These percentages
compare to gross profit of 11.4% in the prior year's fourth quarter and 6.9% for the year ended April 30, 1996. Gross profit margins began to slowly recover over the course of the fourth quarter of fiscal 1997 in comparison to the third quarter of fiscal 1997 when the gross profit percentage was 7.9%, as the Company lowered its average raw material costs by importing more of its raw material requirements.




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The Company commenced operations at its new facility in Berkeley County, South
Carolina during late January, 1997, when it began operating a new, heavy gauge, cut-to-length line, and also installed a slitting line at this facility during April, 1997. The Company completed the capacity and quality enhancements to its cold rolling mill at its Blytheville facility during the fourth quarter of fiscal 1997, and enters fiscal 1998 with capacity for fully annealed cold rolled products of approximately 35,000 tons per month. During the Company's fourth quarter of fiscal 1997, the Company also successfully restarted the hot rolled steel tempering facility which was acquired from Coil-Tec on January 30, 1997, which is now being operated as a part of the Company's Blytheville facility, with production levels approaching 10,000 tons per month in April, 1997.

The Company presented certain forward-looking data regarding its outlook for its 1998 fiscal year, as well as a summary of the principal factors or risks which the Company considers to be the most likely to cause actual results to differ materially from this projected, forward-looking data.

The Company anticipates that its net sales in fiscal 1998 could increase by approximately 20% over fiscal 1997 levels. The planned increase in net sales is expected to reflect higher levels of tons sold which are expected to increase to approximately 1,100,000 tons, with increased cold rolled and tempered sales from the Blytheville facility and shipments from the new South Carolina facility being the major contributors to this estimated growth in sales volume. Because the expanded cold rolling and tempering capacity at the Blytheville facility and the new South Carolina facility are expected to produce and sell at increasingly higher levels of volume during the year, the Company believes that it will ship approximately 10% more tonnage in the second half of fiscal 1998 than in the first half of fiscal 1998, with the fourth quarter of fiscal 1998 being the strongest in terms of tons expected to be shipped. Net sales are expected to increase by a higher percentage than tons sold because of higher average unit selling prices for cold rolled and tempered steel, when compared to the average unit selling values for the Company's traditional hot rolled steel sales, and due to a lower tolling percentage which is expected to decline over the course of the full fiscal year to around 20% of total tons sold for fiscal 1998.

As it enters fiscal 1998, the Company estimates that its gross profit margins for the first quarter, expressed as a percentage of net sales, could range
from 9.5% to 11%.   The Company also projects that it will spend approximately
$9,000,000 on capital expenditures, primarily during the first half of fiscal 1998, as it completes the second coil pickling line at its Blytheville facility, which represents the last of the projects previously announced by the Company in the current phase of its internal expansion program.

This press release contains certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "plans," "believes," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections concerning the Company's plans for fiscal 1998 and about the steel processing industry in general, as well as assumptions made by Company management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.





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Achievement of these forward-looking results is dependent upon numerous factors, circumstances and contingencies, certain of which are beyond the control of the Company. Certain of the more important factors which the Company believes could cause actual results to differ materially from the forward-looking data presented in this press release follow:

1) As evidenced by the unfavorable impact on net income in fiscal 1996 and 1997, the Company's financial results can be significantly impacted by changing steel prices. The Company's principal raw material is flat rolled carbon steel coils. The steel industry is highly cyclical in nature and prices for the Company's raw materials are influenced by numerous factors beyond the control of the Company. As steel producers change the effective selling price for the Company's raw materials, competitive conditions will influence the amount of change, if any, in the Company's prices to its customers. Steel prices charged by the primary producers of steel coils have been extremely volatile over the previous two years and conditions exist which could cause this volatility to continue throughout the Company's 1998 fiscal year. No assurance can be given that volatility in steel prices will not again negatively impact the Company's results of operations and net income.

2) Notwithstanding the fact that the growth in the Company's net sales over the previous five fiscal years has resulted from increasing levels of tons processed and sold, with such increases in tonnage primarily occurring at newly-constructed facilities and on newly-acquired equipment, there can be no assurance that the Company will be successful in the start-up of its new facility in South Carolina, or in the continued development and expansion of its cold rolling, tempering and pickling operations at its Blytheville facility, or that these expansions will proceed as quickly as the Company currently anticipates. Successful development of these projects requires the Company to develop new customers, in new market territories and absolute assurance cannot be given that this will occur on the timetable which the Company expects, if ever.

3) The expected increase in tons processed and shipped assumes that the Company is able to maintain the base volume of tons processed and shipped in the 1997 fiscal year. This assumption is based upon the Company's experience, the most relevant experience being over the previous five years, and an assumption that economic conditions in the Company's primary market areas will reflect a stable, slow-growth environment. Many of the Company's products are sold to industries that experience significant fluctuations in demand based on economic conditions beyond the control of the Company. No assurance can be given that the Company will be able to increase or maintain its level of tons shipped, especially in periods of economic stagnation or downturn, or during periods of rapidly changing steel prices.

The Company plans to file a Form 8-K with the Securities and Exchange Commission and the New York Stock Exchange concurrently with this news release, which Form 8-K contains a more complete discussion of these and other factors which may cause the forward-looking data to differ materially from actual results. The Company encourages those who make use of this forward-looking data to make reference to the aforementioned Form 8-K . The Company undertakes no obligation to update any forward-looking statements in this press release.

Huntco Inc. is an intermediate steel processor, specializing in the processing of flat rolled carbon steel.
                                  *  *  *  *  *
for further information contact:
            Robert J. Marischen, Vice Chairman  (314) 878-0155

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                                   HUNTCO INC.

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (dollars in thousands, except per share amounts)



                                         Year Ended            Three Months
                                          April 30            Ended April 30
                                       1997       1996        1997      1996
                                     -------    -------      ------    ------
                                         (audited)             (unaudited)

Net sales                           $326,563   $264,087     $90,759   $78,423

Cost of sales                        294,455    245,863      82,626    69,521
                                     -------    -------      ------    ------
Gross profit                          32,108     18,224       8,133     8,902

Selling, general and
 administrative expenses              15,383     13,147       4,178     3,518
                                     -------    -------      ------    ------
Income from operations                16,725      5,077       3,955     5,384

Interest, net                         (6,239)    (3,268)     (1,757)   (1,080)
                                     -------    -------      ------    ------
Income before income taxes            10,486      1,809       2,198     4,304

Provision for income taxes             3,997        701         836     1,602
                                     -------    -------      ------    ------
Net income                          $  6,489   $  1,108       1,362   $ 2,702

Preferred dividends                       50       -             50       -
                                     -------    -------      ------    ------
Net income available
 for common shareholders            $  6,439   $  1,108     $ 1,312   $ 2,702
                                     =======    =======      ======    ======

Earnings per common share            $  .72     $  .12       $  .15    $  .30
                                      =====      =====        =====     =====

Weighted average
 common shares outstanding            8,942      8,948        8,942     8,972
                                      =====      =====        =====     =====

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                                  HUNTCO INC.

                    CONDENSED CONSOLIDATED BALANCE SHEETS
                       (audited, amounts in thousands)

                                                              April 30,
                                                         1997          1996
                                                      ----------    ----------
ASSETS
Current assets:
 Cash                                                  $  1,124     $  2,737
 Accounts receivable, net                                46,452       36,804
 Inventories                                            105,569       53,964
 Other current assets                                     3,983        1,926
                                                        -------      -------
                                                        157,128       95,431

Property, plant and equipment, net                      141,436      120,338
Other assets                                              8,754        6,668
                                                        -------      -------
                                                       $307,318     $222,437
                                                        =======      =======

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                      $ 72,569     $ 29,003
 Accrued expenses                                         4,868        3,934
 Current maturities of long-term debt                       189          189
                                                        -------      -------
                                                         77,626       33,126
                                                        -------      -------

Long-term debt                                          100,877       73,066
Deferred income taxes                                     7,754        4,879
                                                        -------      -------
                                                        108,631       77,945
                                                        -------      -------

Shareholders' equity:
 Series A preferred stock (issued and outstanding,
  225 and none, stated at liquidation value)              4,500         -
 Common stock:
  Class A (issued and outstanding, 5,292)                    53           53
  Class B (issued and outstanding, 3,650)                    37           37
 Additional paid-in-capital                              86,530       86,567
 Retained earnings                                       29,941       24,709
                                                        -------      -------
                                                        121,061      111,366
                                                        -------      -------
                                                       $307,318     $222,437
                                                        =======      =======

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                                    HUNTCO INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (audited, dollars in thousands)

                                                          Year Ended April 30,
                                                             1997      1996
                                                           -------   -------
Cash flows from operating activities:
 Net income                                                $ 6,489   $ 1,108
                                                           -------   -------
 Adjustments to reconcile net income to net
  cash provided (used) by operating activities:
    Depreciation and amortization                            8,225     6,561
    Other                                                     (675)       (5)
    Decrease (increase) in:
      accounts receivable                                   (9,648)   (7,662)
      inventories                                          (51,605)   23,762
      other current assets                                  (2,057)     (961)
      other assets                                          (2,632)     (910)
    Increase (decrease) in:
      accounts payable                                      43,566     3,485
      accrued expenses                                         934     2,470
      non-current deferred taxes                             2,875     2,091
                                                           -------   -------
        Total adjustments                                  (11,017)   28,831
                                                           -------   -------
 Net cash provided (used) by operations                     (4,528)   29,939
                                                           -------   -------
Cash flows from investing activities:
 Acquisition of property,
  plant and equipment, net                                 (28,102)  (34,153)
                                                           -------   -------
 Net cash used by investing activities                     (28,102)  (34,153)
                                                           -------   -------
Cash flows from financing activities:
 Issuance of Series A preferred stock                        4,500       -
 Net proceeds from newly-issued debt                        28,000    50,000
 Net payments on long-term debt                               (189)  (45,621)
 Common stock dividends                                     (1,207)   (1,028)
 Other                                                         (87)       34
                                                           -------   -------
 Net cash provided by financing activities                  31,017     3,385
                                                           -------   -------
Net (decrease) in cash                                      (1,613)     (829)

Cash, beginning of year                                      2,737     3,566
                                                           -------   -------
Cash, end of year                                         $  1,124  $  2,737
                                                           =======   =======
